UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 14a-12

ImageWare Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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[X]      No fee required.
[   ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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5.	Total fee paid:

[   ]      Fee paid previously with preliminary materials.
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1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
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4.	Date Filed:

10815 Rancho Bernardo Rd., Suite 310
San Diego, CA 92127
 Tel. (858) 673-8600
Fax (858) 673-1770

NOTICE OF CONSENT SOLICITATION

July 1, 2014

Dear ImageWare Systems, Inc. Stockholder:

    The Board of Directors of ImageWare Systems, Inc., a Delaware corporation (the “Company” or “we”), is writing to solicit your consent on behalf of the Company to approve an amendment (the “Amendment”) to the Company’s 1999 Stock Option Plan (the “1999 Plan”) to increase the number of shares authorized for issuance thereunder from approximately 4.0 million to approximately 7.0 million.

    The Company's Board of Directors unanimously approved the Amendment on May 19, 2014. Details of the Amendment are more fully discussed in the attached Consent Solicitation Statement.

 In order to save the expense associated with holding a special meeting of the Company’s stockholders, the Board of Directors has elected to obtain stockholder approval by written consent (“Written Consent”) of the Amendment pursuant to Section 228(b) of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. The close of business on June 20, 2014 (the “Record Date”) has been fixed as the Record Date for the determination of holders of our common stock, par value $0.01 per share (“Common Stock”), and our Series B Preferred Stock, par value $0.01 per share (“Series B Preferred”), entitled to receive notice of and the discretion to approve the Amendment.

    This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and form of Written Consent. To be counted, your properly completed Written Consent must be received before 5:00 p.m. Pacific Time, on August 22, 2014 (the “Expiration Date”), subject to early termination of the Consent Solicitation, or extension of the Expiration Date at the discretion of our Board of Directors.

    Failure to submit the Written Consent will have the same effect as a vote against the Amendment. We recommend that all stockholders consent to the Amendment by marking the box entitled “FOR” with respect to the Amendment and submitting the Written Consent by one of the methods set forth in the attached form of Written Consent. If you sign and send in the Written Consent form but do not indicate how you want to vote as to the Amendment, your consent form will be treated as a consent “FOR” the Amendment.

Please return the enclosed written consent to us no later than 5:00 p.m., Pacific Time, on August 22, 2014 via facsimile to (858) 673-1770, via email to wgw@iwsinc.com, or mail to:

ImageWare Systems, Inc.
Attn: Wayne Wetherell, Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, CA  92127

By order of the Board of Directors,

/s/ S. James Miller, Jr.
S. James Miller, Jr.
Chief Executive Officer and Chairman

10815 Rancho Bernardo Rd., Suite 310
San Diego, CA 92127
 Tel. (858) 673-8600
Fax (858) 673-1770
_____________________________________________________________________________________________

CONSENT SOLICITATION STATEMENT
_____________________________________________________________________________________________

 This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents of the stockholders of ImageWare Systems, Inc., a Delaware corporation (the “Company”, “us”, “we” or “our”), to approve an amendment (the “Amendment”) to the Company’s 1999 Stock Option Plan (the “1999 Plan”) to increase the number of shares authorized for issuance thereunder from approximately 4.0 million to approximately 7.0 million.

    Our Board of Directors choose to seek stockholder approval of the Amendment by written consent ("Written Consent"), rather than calling a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. Written Consents are being solicited from all of our stockholders of record pursuant to Section 228(b) of the Delaware General Corporation Law and Section 2.11 of our Bylaws.

Who May Consent

    This Consent Solicitation Statement and attached form of Written Consent are being mailed to eligible stockholders on or about July 1, 2014.

 On June 20, 2014, the record date for the determination of stockholders entitled to act with respect to this Consent Solicitation (the “Record Date”), we had 92,431,144 shares of common stock, par value $0.01 per share (“Common Stock”), and 239,400 shares of Series B Preferred Stock, par value $0.01 per share (“Series B Preferred”), outstanding, each of which are entitled to act with respect to this Consent Solicitation. Each holder of Common Stock is entitled to one vote per share of Common Stock held, and, subject to certain limitations set forth in our Certificate of Incorporation, each holder of Series B Preferred is entitled to one vote per share of Common Stock issuable upon conversion of shares of Series B Preferred held on the Record Date. As of the Record Date, outstanding shares represented 92,478,991 votes, consisting of 92,431,144 attributable to Common Stock and 47,847 attributable to Series B Preferred.

    Stockholders who wish to consent to the Amendment must return the attached form of Written Consent either by mail, facsimile or email on or before 5:00 p.m. Pacific Time on August 22, 2014 (the “Expiration Date”). The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares has been received, (ii) waive any of the conditions to the Consent Solicitation, or (iii) amend the terms of the Consent Solicitation.

    Stockholders who wish to consent must deliver their properly completed and executed Written Consents to the Corporate Secretary of the Company in accordance with the instructions set forth in the attached form of Written Consent. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Amendment.

    IF YOU HOLD YOUR STOCK IN “STREET NAME”, YOU MUST INSTRUCT YOUR BROKER OR NOMINEE TO APPROVE THE AMENDMENT. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT RETURN THE WRITTEN CONSENT. Any beneficial owner of the Company who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

    Requests for copies of this Consent Solicitation Statement should be directed to ImageWare Systems, Inc. at the address or telephone number set forth above.

    We will act as tabulation agent for this Consent Solicitation Statement. If you have any questions regarding your form of Written Consent please contact us directly at (858) 673-8600 (ext. 390).

Consent Required

    Stockholder approval of the Amendment will be effective upon receipt by us of affirmative Written Consents, not previously revoked, representing at least 46,239,497 shares, or a majority of the shares of Common Stock and Series B Preferred issued and outstanding as of the Record Date and entitled to consent to the approval of the Amendment. Accordingly, abstentions from submitting your Written Consent will have the effect of disapproving the Amendment.

Revocation of Consents

    You may withdraw or change you Written Consent at any time prior to the Expiration Date by submitting a written notice of revocation to the Company’s Corporate Secretary at the address set forth above. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn.  After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.

Absence of Appraisal Rights

    Stockholders who abstain from consenting to the approval of the Amendment, or who withhold consent of the Amendment, do not have the right to an appraisal of their shares of Common Stock or Series B Preferred, or any similar dissenters’ rights under the Delaware General Corporation Law, our Certificate of Incorporation or Bylaws.

Expenses of this Solicitation

    This solicitation is being made by the Company’s Board of Directors, and the Company will bear the entire cost of the solicitation, including preparation, printing and mailing costs. Written Consents will be solicited principally through the mail, but our directors, officers and employees may solicit Written Consents personally, by phone or by e-mail. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders whose shares of Common Stock are held of record by such entities, and we will reimburse suck brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection herewith. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with this consent solicitation, if management determines it advisable.

PROPOSAL TO BE ACTED UPON BY STOCKHOLDERS:

AMENDMENT TO OUR 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 4.0 MILLION TO 7.0 MILLION

    Proposal

    The Board of Directors of the Company unanimously approved of the Amendment to the 1999 Plan on May 19, 2014, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the 1999 Plan by an aggregate of 3.0 million shares from approximately 4.0 million shares to a new total of approximately 7.0 million shares. 3,695,082 shares of our Common Stock are currently reserved for issuance under the 1999 Plan upon exercise of outstanding options.  As a result, the Company has currently only 26,682 shares available for issuance upon exercise of stock options or other awards under the 1999 Plan. The proposed Amendment will allow the Company to maintain a sufficient pool of available shares for future grants under the 1999 Plan.

    Background and Purpose

   The 1999 Plan allows the Company to issue stock based awards to attract and retain the services of executives and other key employees. Keeping a proportionate number of shares available for issuance under the 1999 Plan in relation to our issued and outstanding shares of Common Stock provides the ability and flexibility to present compensation packages which compare favorably with those offered by other companies.  Accordingly, the Board of Directors voted unanimously to adopt the Amendment, providing for an additional 3.0 million shares of Common Stock available for future grants under the 1999 Plan.  The Company does not have plans, commitments, arrangements, understandings, or agreements, either written or oral, regarding the issuance of options or Common Stock pursuant to the 1999 Plan subsequent to the effectiveness of the Amendment.

 Set forth below is a summary of the Plan, but this summary is qualified in its entirety by reference to the full text of the 1999 Plan filed as Appendix B to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) November 21, 2007. Any stockholder who wishes to obtain a copy of the 1999 Plan may do so by written request to ImageWare Systems, Inc., 10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127, Attention: Mr. Wayne Wetherell, Chief Financial Officer.

    Material Terms of the 1999 Plan

   Purpose.  The primary purpose of the 1999 Plan is to attract and retain the best available personnel in order to promote the success of our business and to facilitate the ownership of our Common Stock by employees and others who provide services to us.

 Administration.  Our Board of Directors administers the 1999 Plan, provided that the Board may delegate such administration to the Compensation Committee.

 Eligibility.  Under the 1999 Plan, awards may be granted to employees, officers, directors or consultants, as provided in the 1999 Plan.

 Terms of Grants.  The term of each award granted under the 1999 Plan will be contained in a stock option or other agreement between the recipient and us, and such terms will be determined by the Board of Directors consistent with the provisions of the 1999 Plan, including the following:

●
Purchase Price.  The purchase price of the Common Stock subject to each incentive stock award will not be less than the fair market value (as set forth in the 1999 Plan), or in the case of the grant of an incentive stock award to a principal stockholder, not less that 100% of fair market value of such Common Stock at the time such award is granted.

●
Vesting.  The dates on which each award (or portion thereof) will vest and the conditions precedent to such vesting, if any, will be fixed by the Board of Directors, in its discretion, at the time such award is granted.

●
Transferability.  No award will be transferable, except by will or the laws of descent and distribution, and any award may vest during the lifetime of the recipient only by such recipient. No award granted under the 1999 Plan shall be subject to execution, attachment or other process.

●
Award Adjustments.  In the event of any change in the outstanding stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the committee may adjust proportionally (a) the number of shares of Common Stock (i) reserved under the 1999 Plan, (ii) available for Incentive Stock Options and Nonstatutory Options (as such terms are defined in the 1999 Plan) and (iii) covered by outstanding stock awards or restricted stock purchase offers; (b) the stock prices related to outstanding grants; and (c) the appropriate fair market value and other price determinations for such grants. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors or the Compensation Committee will be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other grants by means of substitution of new grant agreements for previously issued grants or an assumption of previously issued grants.

●
Termination, Modification and Amendment.  The Board may, insofar as permitted by law, from time to time, suspend or terminate the 1999 Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders, no such revision or amendment may (i) increase the number of shares subject to the 1999 Plan, (ii) decrease the price at which grants may be granted, (iii) materially increase the benefits to participants, or (iv) change the class of persons eligible to receive grants under the 1999 Plan; provided no such action may alter or impair the rights and obligations under any option, or stock award, or restricted stock purchase offer outstanding as of the date thereof without the written consent of the participant.

U.S. Federal Income Tax Consequences

    Under the 1999 Plan, stock options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, or which are not intended to qualify as Incentive Stock Options. In addition, direct grants of stock or restricted stock may be awarded. Accordingly, the 1999 Plan is, in part, is a qualified plan for Federal income tax purposes. As such, the Company is entitled to (a) withhold and deduct from future wages of any participant, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Stock Option, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Stock Option or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Stock Option.

Plan Benefits

    Participation in the 1999 Plan is entirely within the discretion of the Board of Directors. Because we cannot predict the rate at which the Board of Directors will make awards to participants or the terms of any award granted under the 1999 Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the 1999 Plan in the event stockholders approve the Amendment.  Alternatively, the following table sets forth information with respect to the awards granted under the 1999 Plan to the Company's executive officers, the Company's directors (excluding any executive officer that is also a director) and the Company's employees (excluding the Company's executive officers) during the fiscal year ended December 31, 2013.

Awards Issued Under the
1999 Stock Option Plan
During the Fiscal Year Ended December 31, 2013

Name and Position	Dollar Value ($)(1)	Number of Shares Granted
S. James Miller, Jr. Chief Executive Officer and Chairman	$199,000	200,000

Wayne Wetherell Senior Vice President, Chief Financial Officer, Secretary, and Treasurer	$13,300	10,000

David Harding Vice President and Chief Technical Officer	$165,750	175,000

Chuck AuBuchon	$72,900	80,000
Vice President Business Development

Executive Group	$450,950	465,000

Non-Executive Director Group	$397,320	264,000

Non-Executive Officer Employee Group	$215,622	224,162

(1)
The amounts reflect the fair value of the grants made in 2013 on the date of each grant.  For determining fair value we have elected to use the Black-Scholes option-pricing model, which incorporates various assumptions including volatility, expected life, and interest rates. We are required to make various assumptions in the application of the Black-Scholes option-pricing model and have determined that the best measure of expected volatility is based on the historical weekly volatility of our Common Stock. Historical volatility factors utilized in our Black-Scholes computations range from 78% to 144%. We have elected to estimate the expected life of an award based upon the SEC approved “simplified method” noted under the provisions of Staff Accounting Bulletin No. 110. The expected term used by the Company during the years ended December 31, 2013 was 5.9 years. The difference between the actual historical expected life and the simplified method was immaterial.  The interest rate used is the risk free interest rate and is based upon U.S. Treasury rates appropriate for the expected term. Interest rates used in the Company’s Black-Scholes calculations for the years ended December 31, 2013 was 2.6%. Dividend yield is zero, as we do not expect to declare any dividends on our Common Stock in the foreseeable future.

Equity Compensation Plan Information

    The following table sets forth additional information with respect to the shares of Common Stock that may be issued upon the exercise of options and other rights under each of our existing equity compensation plans, including the 1999 Plan, as of December 31, 2013. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options and other rights.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1999 Stock Award Plan	3,759,911	$0.93	24,434

Equity compensation plans not approved by security holders:
2001 Equity Incentive Plan	23,500	$2.50	—

Total	3,783,411	$0.94	24,434

Description of Equity Compensation Plans

1999 Stock Option Plan

    Please see “Material Terms of the 1999 Plan” above for a description of the 1999 Plan.

2001 Equity Incentive Plan

    On September 12, 2001, our Board of Directors adopted the 2001 Equity Incentive Plan (the “2001 Plan”). Under the terms of the 2001 Plan, we may issue stock awards to our employees, directors and consultants, and such stock awards may be given as non-statutory stock options (options not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code), stock bonuses, and rights to acquire restricted stock. The number of options issued and outstanding and the number of options remaining available for future issuance are shown in the table above.

    The 2001 Plan is administered by the Board of Directors, or a committee of the Board of Directors as provided in the 2001 Plan. The exercise price of options granted under the 2001 Plan shall not be less than 85% of the market value of our Common Stock on the date of the grant, and, in some cases, may not be less than 110% of such fair market value. The term of options granted under the 2001 Plan as well as their vesting is determined by the Board of Directors and to date, options have been granted with a ten-year term and vesting over a three-year period. While the Board of Directors may suspend or terminate the 2001 Plan at any time, if not terminated earlier, it will terminate on the day before its tenth anniversary of the date of adoption. Currently, the Board of Directors has determined not to issue any future awards under the 2001 Plan.

Required Approval

    We must receive affirmative Written Consents approving the Amendment, not previously revoked, representing at least 46,239,497 votes, or a majority of the shares of Common Stock and Series B Preferred issued and outstanding as of the Record Date and entitled to consent to the Amendment. Accordingly, abstentions from submitting your Written Consent will have the effect of a vote “AGAINST” the Amendment.

Board of Directors Recommendation

    The Board recommends that you mark the box entitled “FOR” the approval of the Amendment to the Company’s 1999 Stock Option Plan to provide for the issuance of an additional 3.0 million shares of Common Stock under the 1999 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of June 20, 2014, we had two classes of voting stock outstanding: (i) Common Stock; and (ii) the Series B Preferred. The following tables sets forth information regarding shares of Series B Preferred and Common Stock beneficially owned as of June 20, 2014 by:

(i)	Each of our officers and directors;
(ii)	All officer and directors as a group; and
(iii)
Each person known by us to beneficially own five percent or more of the outstanding shares of our Common Stock and Series B Preferred.  Percent ownership is calculated based on 239,400 shares of Series B Preferred and 92,431,144 shares Common Stock outstanding at June 20, 2014.

    Unless otherwise noted, the addresses of the individuals listed below are 10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127.

Beneficial Ownership of Series B Preferred
Name, Address and Title (if applicable)	Series B Convertible Preferred Stock	% Ownership of Class (1)
Darrelyn Carpenter	28,000	12%

Frederick C. Orton	20,000	8%

Howard Harrison	20,000	8%

Wesley Hampton	16,000	7%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Beneficial Ownership of Common Stock

Name and Address	Number of Shares (1)	Percent of Class (2)

Directors and Named Executive Officers:

S. James Miller, Jr. (3)	1,777,576	1.9%
Chairman, Chief Executive Officer

David Carey (4)	101,002	*
Director

G. Steve Hamm (5)	116,088	*
Director

David Loesch (6)	146,681	*
Director

Neal I. Goldman (7)	33,618,724	36.3%
Director

John Cronin (8)	70,670	*
Director

Charles Crocker (9)	372,061	*
Director

Wayne Wetherell (10)	514,550	*
SVP of Administration, Chief Financial Officer, Secretary

Charles AuBuchon (11)	616,348	*
VP of Business Development

David Harding (12)	555,884	*
Chief Technical Officer

Total beneficial ownership of directors and officers as a group (9 persons):	37,889,584	40.0%

5% Stockholders:

Bruce Toll (13)(14)	7,804,978	8.7%

Traditional Investment Fund, LTD (15)(16)	6,000,000	6.7%

Revelation Capital Management Ltd. (17)(18)(19)	4,663,870	5.2%

(1)
All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof or which will not become vested or exercisable within 60 days of June 20, 2014.

(2)
Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 92,431,144 shares of Common Stock outstanding as of June 20, 2014. Options that are presently exercisable or exercisable within 60 days of June 20, 2014 are deemed to be beneficially owned by the stockholder holding the options for the purpose of computing the percentage ownership of that stockholder, but are not treated as outstanding for the purpose of computing the percentage of any other stockholder.

(3)
Includes 75,201 shares held jointly with spouse, and 61,364 shares issuable upon exercise of warrants, 933,050 shares issuable upon exercise of stock options, and 70,109 shares issuable upon conversion of promissory notes, each exercisable within 60 days of June 20, 2014.

(4)	Includes 30,002 shares issuable upon exercise of stock options exercisable within 60 days of June 20, 2014.

(5)	Includes 32,502 shares issuable upon exercise of stock options exercisable within 60 days of June 20, 2014.

(6)
Includes 13,636 shares issuable upon exercise of warrants, 30,002 shares issuable upon exercise of stock options, and 24,713 shares issuable upon conversion of promissory notes, each exercisable within 60 days of June 20, 2014.

(7)
Includes 88,889 shares issuable upon exercise of warrants and 5,002 shares issuable upon exercise of stock options, each exercisable within 60 days of June 20, 2014. Mr. Goldman exercises sole voting and dispositive power over 24,588,724 shares, and shared voting and dispositive power over 9,030,000 reported shares, of which 6,000,000 shares are owed by Goldman Partners, LP, 3,000,000 shares are owned by the Goldman Family 2012 GST Trust and 30,000 shares are owed by The Neal and Marlene Goldman Foundation.

(8)	Includes 46,670 shares issuable upon exercise of stock options exercisable within 60 days of June 20, 2014.

(9)	Includes 88,889 shares issuable upon exercise of warrants and 34,172 shares issuable upon exercise of stock options exercisable within 60 days of June 20, 2014.

(10)	Includes 203,350 shares issuable upon exercise of stock options exercisable within 60 days of June 20, 2014.

(11)
Includes 61,364 shares issuable upon exercise of warrants, 263,354 shares issuable upon exercise of stock options, and 59,921 shares issuable upon conversion of promissory notes, each exercisable within 60 days of June 20, 2014.

(12)	Includes 450,884 shares issuable upon exercise of stock options exercisable within 60 days of June 20, 2014.

(13)	Address for this beneficial owner is 754 S. County Rd., Palm Beach, Florida 33480.

(14)
Based on ownership information from the Schedule 13D/A filed by Bruce Toll on July 25, 2013, and Company records. This figure includes 3,200,172 shares held by BET Funding LLC, of which Mr. Toll is the majority owner.

(15)	Address for this beneficial owner is 795 Ridge Lake Blvd., Suite 106, Memphis Tennessee 38120.

(16)
Based on ownership information from the Schedule 13G filed by Traditional Investment Fund, LTD (“Traditional Investment”) on February 6, 2013. Mr. Thomas Wallace, manager of Traditional Investment, has shared voting and dispositive power of these shares.

(17)	Address for this beneficial owner is Canon's Court, 22 Victoria Street, Hamilton D0 HM 11.

(18)
Based on ownership information from the Schedule 13G/A filed by Revelation Special Situations Fund Ltd. (“Revelation Fund”) on April 23, 2013. Mr. Chris Kuchanny, Chairman and Chief Financial Officer of Revelation Capital Management Ltd. (“Revelation”) has shared voting and dispositive power of these shares.

(19)	Includes 265,280 shares issuable within 60 days of June 20, 2014 upon exercise of warrants.
* less than 1%

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals

    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals to be included in our next Proxy Statement must be received by us at our principal executive offices at 10815 Rancho Bernardo Rd., Suite 310, San Diego, CA 92127, addressed to our Corporate Secretary, no later than March 3, 2015. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

    We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Stockholder Communications with the Board of Directors

    Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Corporate Secretary, ImageWare Systems, Inc., 10815 Rancho Bernardo Rd., Suite 310, San Diego, CA 92127. All communications received by the Corporate Secretary are relayed to the Board of Directors of the Company.

IMAGEWARE SYSTEMS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF IMAGEWARE SYSTEMS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Consent Solicitation and the Consent Solicitation Statement of ImageWare Systems, Inc. (the “Company”) dated July 1, 2014 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on August 22, 2014, unless the solicitation period is shortened or extended by the Company in its sole discretion (“Expiration Date”). The undersigned, as holder of shares of the Company’s common stock, par value $0.01 per share, CUSIP No. 45245S108 (“Common Stock”), hereby takes the following actions with respect to all shares of Common Stock held by him, her or it as follows:

[X] Please mark your votes as indicated in this example.

	FOR	AGAINST	ABSTAIN
APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 4.0 MILLION TO 7.0 MILLION	[ ]	[ ]	[ ]

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, 2014

(Print Name of Stockholder)

(Signature of Stockholder)

(Second Signature if held jointly)

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

AND FAX IT TO (858) 673-1770, OR RETURN IT IN THE ENVELOPE PROVIDED TO:

ImageWare Systems, Inc.
Attn: Wayne Weatherell, Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, California, 92127

Your executed written consent can also be sent via email in PDF form to wgw@iwsinc.com.

Your written consent should be received by the Company on or before August 22, 2014

IMAGEWARE SYSTEMS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF IMAGEWARE SYSTEMS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Consent Solicitation Statement and the Consent Solicitation Statement of ImageWare Systems, Inc. (the “Company”) dated July 1, 2014 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on August 22, 2014, unless the solicitation period is shortened or extended by the Company in its sole discretion (“Expiration Date”). The undersigned, as holder of shares of the Company’s Series B Preferred Stock (“Series B Preferred”), hereby takes the following actions with respect to all shares of Series B Preferred held by him, her or it as follows:

[X] Please mark your votes as indicated in this example.

	FOR	AGAINST	ABSTAIN
APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 4.0 MILLION TO 7.0 MILLION	[ ]	[ ]	[ ]

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Series B Preferred are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, 2014

(Print Name of Stockholder)

(Signature of Stockholder)

(Second Signature if held jointly)

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

AND FAX IT TO (858) 673-1770, OR RETURN IT IN THE ENVELOPE PROVIDED TO:

ImageWare Systems, Inc.
Attn: Wayne Weatherell, Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, California, 92127

Your executed written consent can also be sent via email in PDF form to wgw@iwsinc.com.

Your written consent should be received by the Company on or before August 22, 2014.